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                                                                    Exhibit 99.1


Tuesday May 8, 9:10 am Eastern Time

Press Release

SOURCE: IFX Corporation

IFX Corporation Completes Additional Funding from UBS
Capital Americas

MIAMI, May 8 /PRNewswire/ -- IFX Corporation ("IFX") (Nasdaq: FUTR - news; www.ifxcorp.com ) announced today that UBS Capital Americas III, L.P. ("UBS Capital Americas") completed their previously announced agreement to purchase approximately $15 million of IFX Series B Convertible Preferred Stock. Each share of Series B Preferred Stock was issued at a purchase price of $3.50 and is convertible into one share of IFX common stock. In addition to the investment in IFX, UBS Capital Americas also invested approximately $1.8 million and IFX approximately $3.2 million in Tutopia.com, Inc., a leading Latin American consumer dial-access provider. IFX owns approximately 48% of Tutopia.com, assuming the conversion of all outstanding Tutopia.com preferred stock.

Mike Shalom, CEO of IFX, stated, "We are extremely pleased to have received this additional equity investment from UBS Capital Americas, one of IFX's lead investors." In conjunction with the new equity infusion, IFX increased the size of its Board of Directors to eight members. Charles J. Delaney, President of UBS Capital Americas, has joined Charles Moore and Mark Lama, also of UBS Capital Americas, on the IFX Board of Directors. In addition, Patrick Delhougne, a partner in Ray & Berndtson's technology practice, joined the IFX Board and Zalman Lekach stepped down as a director.

As a result of this investment, UBS Capital Americas is entitled to appoint three out of IFX's eight directors and will have the right to jointly designate a fourth and fifth director in conjunction with certain of IFX's other principal shareholders.

About IFX Corporation

IFX Corporation ("IFX") (Nasdaq: FUTR - news, www.ifxcorp.com - news) is a continent-wide Network Service Provider (NSP). Under the IFX Networks (www.ifxnetworks.com ) brand name, IFX provides network connectivity and a broad range of value-added services to corporate customers in Latin America. Based in Miami, IFX Networks -- a wholly-owned subsidiary of IFX, provides full-service, tailored turnkey network access solutions. Its complete Product Services Portfolio includes IFX Dedicated Connectivity (IFX International Private Line (IPL), IFX private ATM, IFX Clear Channel IP, and IFX Dedicated
IP), IFX Dial-up Services (Wholesale Dial-up and Corporate Dial-up), IFX Co-location (Managed Co-location and Basic Co-location), IFX Web Hosting, and Value Added Services (VPN Services: IFX CPE VPN and IFX Network VPN, IFX Professional Consulting Services, and IFX Managed Network Services), all with 24x7 technical assistance*. Its expansive pan-regional network, advanced technology, and superior quality of service from experienced regional and local management teams in 13 Latin American countries and the United States, make IFX the ideal choice of demanding international and local customers. Not available in all markets.

About UBS Capital Americas

UBS Capital Americas is an independent private equity investment firm with in excess of $2.5 billion of capital under management. It currently manages UBS Capital Americas II, a $1.0
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billion fund dedicated to North America, and UBS Capital Americas III, a $500
million fund dedicated to Latin America. Both funds focus on emerging growth companies in a variety of industries including telecommunications, Internet and technology. UBS Capital Americas is headquartered in New York City, with offices in Buenos Aires, Argentina and Sao Paulo, Brazil. This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to IFX's business development efforts and the growth of IFX's customer base, which reflect IFX's current views with respect to future events and financial performance. Such statements are subject to certain risks and uncertainties that could cause actual events or results to differ materially from those indicated from such forward-looking statements. The potential risk factors include IFX's limited operating history and experience in the Internet network business, IFX's ability to attract significant additional financing and incur operational losses and negative cash flow, and risks associated with international expansion. Additional risk factors are set forth in IFX's reports and documents filed with the Securities and Exchange Commission.

    Contact:  Marisa Weinstock
              Director, Marketing & Public Relations
              305-512-1108